Exhibit 23.1


                       [KPMG Peat Marwick LLP Letterhead]



The Board of Directors
WesterFed Financial Corporation:

We consent to the use of our report included herein and to the reference to our firm under the heading 'Experts' in the prospectus. Our report refers to changes in the methods of accounting for securities and income taxes.

                                                /s/ KPMG Peat Marwick LLP

Billings, Montana
November 14, 1996

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                       [KPMG Peat Marwick LLP Letterhead]



The Board of Directors
Security Bancorp:

We consent to the use of our report included herein and to the reference to our firm under the heading 'Experts' in the prospectus. Our report refers to changes in the methods of accounting for investment and mortgage-backed securities.

                                                /s/ KPMG Peat Marwick LLP

Billings, Montana
November 14, 1996